UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 1, 2009

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2009, the Compensation Committee of the Board of Directors of Sanmina-SCI Corporation (the “Company”) approved the following discretionary bonuses for the three most highly compensated executive officers of the Company, other than the Chief Executive Officer and the Chief Financial Officer, who did not receive a bonus:

Name and Title	Amount of Bonus
Hari Pillai, President and Chief Operating Officer	$200,000
Michael R. Tyler, Executive Vice President, General Counsel and Corporate Secretary	$130,000
Dennis Young, Executive Vice President Worldwide Sales and Marketing	$120,000

Also on December 1, 2009, the Compensation Committee approved an increase in the annual base salary of Mr. Pillai from $430,000 to $535,033 in order to reflect the expanded responsibilities that were already assigned to Mr. Pillai upon his promotion to Chief Operating Officer in October 2008. No adjustments were made to the base salaries of the other executive officers of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2009	SANMINA-SCI CORPORATION

	By:	/s/ Michael R. Tyler
Michael R. Tyler
Executive Vice President, General Counsel and Corporate Secretary